EXHIBIT 99.1

ZVUE Corporation Presents Business Update and 1st Quarter 2008 Financial Results

SAN FRANCISCO - May 15, 2008 - ZVUE Corporation (NASDAQ: ZVUE) a global digital entertainment company, today will provide an update on its business for 2008, which will include its financial results for the quarter ended March 31, 2008 and its outlook for the remainder of the year.

ZVUE management will host a conference call and presentation today, Thursday, May 15, 2008 at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its 2008 business plan, provide a business update and discuss the Company's 1st quarter 2008 financial results. The conference call will be hosted by Jeff Oscodar, president and chief executive officer, and Tom Hillman, interim chief financial officer. Investors are invited to participate on the live call by dialing 800-257-2101. A webcast including the presentation slides will be available by visiting the investor relations section of the ZVUE website at http://corporate.zvue.com/ir/. A replay will be available on the ZVUE website, or by dialing 800-405-2236 and entering pass code 11114335# approximately 2 hours after the conclusion of the call.

“In 2008, our goal is to leverage our network of websites and grow our ZVUE Products business in pursuit of our revenue and cash flow objectives. In the first quarter we made substantial progress in pursuit of these goals which we expect to continue,” said Jeff Oscodar, president and CEO of ZVUE.

“Our foundation is our large and engaged audience,” added Oscodar. “The ZVUE Network served over 300 million page views on average in Q1 2008 and has attracted major brand advertisers such as Chrysler, Sony, McDonalds, HBO, Puma, Intel, AT&T, Toyota and others. We expect to further leverage our network of websites appealing to a targeted demographic which will give our audience multiple ways to entertain themselves and give advertisers multiple contacts with that audience.  We plan to launch the Popsauce network on May 19th which will allow us additional opportunities to expand our reach and co-ordinate advertising campaigns across many sites which will create more revenue opportunities for us while improving our users’ experience.

We have signed a distribution agreement with Oberon Media, the market leader in casual games. We expect to launch their popular games on our sites in the second quarter. Additionally, we are acting on our plan to expand our reach by launching a series of mobile features with Transpera that will enable the viral sharing of videos between mobile devices and create new advertising revenue opportunities for us.”

“We have implemented a highly scalable business model for our product business which emphasizes sourcing, enhancing and selling great portable media products pre-loaded with exciting content from top content providers,” continued Oscodar. “We have significantly reduced our product development costs while accelerating the number of opportunities upon which we can execute. As a result, we expect our 2008 products business to double both in terms of revenues and number of units shipped as compared to 2007. The ZVUE Spirit, which will ship in May, demonstrates how we can now go from concept to order in 60 days.”

“We have already received orders for nearly 45,000 units from three large national retail outlets and are hopeful that we will be able to generate additional orders. Additionally, we are working on other products with content providers and distributors, which we expect to be available in stores in the late summer and early fall”.

Revenue for the first quarter of 2008 was approximately $862,000 compared to approximately $390,000 in the first quarter of 2007. Net loss for the first quarter of 2008 was $7.6 million, or ($0.36) per basic and fully diluted share, compared to a net loss of $2.9 million, or ($0.20) per basic and fully diluted share, in the first quarter of 2007. The net loss included non-cash stock based compensation, amortization and interest expense related to acquisitions of approximately $6.0 million and approximately $1.1 million, respectively, for the three month periods ended March 31, 2008 and 2007.

Cash and cash equivalents were $4.6 million at March 31, 2008 compared to $4.7 million at December 31, 2007. The Company plans to file its Quarterly Report on Form 10Q today before the May 15th deadline.

“Our progress, both in revenue and cash flow, in the first quarter, underlies the strength of our two complementary media distribution businesses each of which is expanding. We have realistic plans for revenue growth in 2008,” concluded Oscodar.

Recent Highlights

ZVUE Network
•	Expanding content and distribution relationships with Transpera, Oberon Media, Squeegees, Raindance, Next New Networks, Gamer.tv, ComedyTime, FuTurXTV, Mobi Jokes.
•
The ZVUE Network served more than 300 million page views per month on average in the first quarter of 2008, according to Google Analytics. The network houses hundreds of thousands of user-generated videos, more than 12,000 commercial videos, including titles from partners such as Sony BMG, Showtime, IMG, and National Lampoon, among others, and millions of free user-submitted photos, games and other media.

ZVUE Products
•
Received orders for nearly 45,000 units of the ZVUE Spirit player, which includes content from Universal Music, to be shipped in May and June 2008 with distribution into 3 large national retail chains.

Business Outlook
Based on the company’s current outlook for sales of its ZVUE products and monetization of the ZVUE network for 2008, the company expects to achieve net revenues between $14.0 million to $16.0 million for the full 2008 fiscal year, representing approximately 170% year over year growth. Additionally, the company continues to target generating positive EBITDA for the full year.

About ZVUE Corporation
ZVUE Corporation (NASDAQ: ZVUE) is a global digital entertainment company. Its ZVUE Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Company’s other reports under the Securities Exchange Act of 1934, as amended. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

MEDIA AND INVESTOR CONTACT:
Scott Wilson, 415-785-7945, ir@zvue.com

ZVUE, HandHeld Entertainment, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, ZVUE.com and ZVUE are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.